Exhibit 3.21

State of Delaware
Secretary of State
Division of Corporations
Delivered 09:42 PM 12/11/2007
FILED 07:00 PM 12/11/2007
SRV 071310491 – 4471792 FILE
STATE of DELAWARE
CERTIFICATE of INCORPORATION
A STOCK CORPORATION
•	First: The name of this Corporation is MRM West Virginia Management Company.

•	Second: Its registered office in the State of Delaware is to be located at Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware, 19801. The registered agent in charge thereof is The Corporation Trust Company.

•	Third: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

•	Fourth: The amount of the total stock this corporation is authorized to issue is One Hundred (100) shares, with a par value of One Dollar ($1.00) per share.

•	Fifth: The name and mailing address of the incorporator are as follows:

Name:	H. B. Wehrle, III

Mailing Address:	835 Hillcrest Drive
Charleston, West Virginia 25311
I, the undersigned, for the purpose of forming a corporation under the laws of the State of Delaware, do make, file and record this Certificate, and do certify that the facts herein stated are true, and I have accordingly hereunto set my hand this 11 day of December, A.D. 2007.

By:	/s/ H. B. Wehrle, III (Incorporator)
Name:	H. B. Wehrle, III

State of Delaware
Secretary of State
Division of Corporations
Delivered 11:54 AM 12/29/2008
FILED 11:54 AM 12/29/2008
SRV 081232382 – 4471792 FILE
STATE OF DELAWARE
CERTIFICATE OF AMENDMENT
OF CERTIFICATE OF INCORPORATION
     MRM West Virginia Management Company, a corporation organized and existing under any by virtue of the General Corporation Law of the State of Delaware does hereby certify:
     FIRST: That at a meeting of the Board of Directors of MRM West Virginia Management Company resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:
          RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered First so that, as amended said Article shall be and read as follows:
          “First: The name of this Corporation is MRC Management Company.”
     SECOND: That Thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held and upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.
     THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.
     IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this 23rd day of December, 2008.

By:	/s/ Andrew Lane Andrew Lane
Its:	President and Chief Executive Officer

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT
OF CERTIFICATE OF INCORPORATION
     MRM West Virginia Management Company, a corporation organized and existing under any by virtue of the General Corporation Law of the State of Delaware does hereby certify:
     FIRST: That at a meeting of the Board of Directors of MRM West Virginia Management Company resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:
          RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered First so that, as amended said Article shall be and read as follows:
          “First: The name of this Corporation is MRC Management Company.”
     SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held and upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.
     THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.
     IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this 23rd day of December, 2008.

By:	/s/ Andrew Lane Andrew Lane
Its:	President and Chief Executive Officer